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                                                                    EXHIBIT 23.6

                  [NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference to our firm in the Annual Report on Form 10-K of Ocean Energy, Inc. for the year ended December 31, 1998, into the Registration Statement on Form S-8 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about May 10, 1999.



                                     NETHERLAND, SEWELL & ASSOCIATES, INC.


                                     By:  /s/ CLARENCE M. NETHERLAND
                                        ---------------------------------
                                        Clarence M. Netherland
                                        Chairman



Dallas, Texas
May 10, 1999